As filed with the Securities and Exchange Commission on December 20, 2004

                                       Registration Statement No. 333 -
___________________________________________________________________________

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549

                                 FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                             ________________
                         EPOCH HOLDING CORPORATION
           (Exact name of registrant as specified in its charter)

           Delaware                             20-1938886
_______________________________     ____________________________________
(State or other jurisdiction of     (IRS Employer Identification Number)
incorporation or organization

                        667 Madison Avenue, 2nd Floor
                          New York, New York 10021
                              (212) 303-7200
                  _______________________________________
                  (Address of Principal Executive Offices)

             Epoch Holding Corporation 2004 Omnibus Long-Term
                        Incentive Compensation Plan
             ________________________________________________
                          (Full title of the Plan)


                             William W. Priest
                          Chief Executive Officer
                      667 Madison Avenue, 2nd Floor
                          New York, New York 10021
                  _______________________________________
                  (Name and address of agent for service)


                               (212) 303-7200
        ___________________________________________________________
        Telephone number, including area code, of agent for service


                                 Copies to:

                            Alan I. Annex, Esq.
                           Greenberg Traurig, LLP
                              200 Park Avenue
                          New York, New York 10166
                               (212) 801-9200
                         (212) 801-6400 (Telecopy)


                                   CALCULATION OF REGISTRATION FEE

                        Proposed number of  Proposed maximum        Proposed
Title of securities       shares to be       offering price    maximum aggregate     Amount of
 to be registered         registered (1)        per share        offering price    registration fee
_____________________   __________________  ________________   __________________  ________________

Common Shares, $0.01        3,000,000              (2)              $3.30             $1,254.33
par value, underlying
options to be issued
under the Epoch
Holding Corporation
2004 Omnibus Long-Term
Incentive Compensation
Plan


(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of Common Stock which become issuable under the Epoch Holding Corporation 2004 Omnibus Long-Term Incentive Compensation Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act on the basis of the average of the high and low price of a share of Common Stock as reported by the Over-the-Counter Bulletin Board on December 17, 2004.

       PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information specified by Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 of the Securities Act of 1933, as amended (the "Securities Act"), and the introductory Note to Part I of Form S-8.

     The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

        PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference into this registration statement:

     (a) Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2004;

     (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004;

     (c) Registrant's Current Reports on Form 8-K filed on August 17, 2004, September 14, 2004, November 19, 2004, December 7, 2004 and December 9, 2004; and

     (d)  Registrant's Proxy Statement on Schedule 14A filed on October 28,
          2004

     In addition, all documents filed by Epoch with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Delaware General Corporation Law. Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

     Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith.

     Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

     Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Certificate of Incorporation. The Registrant's certificate of incorporation incorporated by reference as Exhibit 3.1 hereto provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

     Bylaws. The Registrant's bylaws incorporated by reference as Exhibit
3.2 hereto provide for the indemnification of the officers and directors of the Registrant to the fullest extent permitted by the Delaware General Corporation law. The Registrant's amended and restated bylaws provide that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or as it may be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. The Registrant's amended and restated bylaws provide that the Registrant shall indemnify any such person in connection with a proceeding commenced by such person only if the commencement of such proceeding was authorized by the board of directors of the Registrant, except for the commencement of an action by such person to recover the unpaid amount of a claim for indemnification or advancement of expenses that is not paid in full within thirty (30) days after receipt by the Registrant.

     Insurance. The Registrant maintains directors and officers liability insurance, which covers directors and officers of the Registrant against certain claims or liabilities arising out of the performance of their duties.

      Indemnification Agreements. The Registrant has entered into indemnification agreements with its officers and directors.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits

         See "Exhibit Index" on page II-7 below.

Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

         . To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         . To include any prospectus required by Section 10(a) (3) of the Securities Act;

         . To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set froth in the "Calculation of Registration Fee" table in the effective registration statement; and

         . To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) (1) and (a) (2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          . That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           . To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            . That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13 (a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable . In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 20th day of December, 2004.

                                   EPOCH HOLDING CORPORATION

                                   By:  /s/  William W. Priest
                                       ____________________________
                                       WILLIAM W. PRIEST
                                       Chief Executive Officer

                            ____________________

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William W. Priest and Mark E. Wilson, and each or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
                             ____________________

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ William W. Priest     Chief Executive Officer       December 20, 2004
_____________________     (Principal Executive Officer)
William W. Priest

/s/ Mark E. Wilson        Chief Financial Officer       December 20, 2004
__________________
Mark E. Wilson            (Principal Financial Officer)

/s/ Allan R. Tessler      Chairman of the Board         December 20, 2004
____________________
Allan R. Tessler

/s/ Jeffrey L. Berenson   Director                      December 20, 2004
_______________________
Jeffrey L. Berenson

/s/  Peter A. Flaherty    Director                      December 20, 2004
______________________
Peter A. Flaherty

/s/ Eugene M. Freedman    Director                      December 20, 2004
______________________
Eugene M. Freedman

/s/ David R. Markin       Director                      December 20, 2004
___________________
David R. Markin


                               EXHIBIT INDEX

Exhibit
Number                     Description
_______                    ___________

3.1 Certificate of Incorporation (filed as an exhibit to Current Report on Form 8-K filed with the Commission on December 7, 2004, and incorporated herein by reference).

3.2 Bylaws (filed as an exhibit to Current Report on Form 8-K filed with the Commission on December 7, 2004, and incorporated herein by reference).

4.1   Form of certificate representing shares of common stock.*

5.1   Opinion of Greenberg Traurig, LLP.*

10.1 Form of 2004 Omnibus Long-Term Incentive Compensation Plan (filed as an exhibit to Current Report on Form 8-K filed with the Commission on November 19, 2004, and incorporated herein by reference).

23.1  Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1).*

23.2  Consent of CF & Co., L.L.P.*

24.1  Power of Attorney (contained on the signature page hereof).*

____________________________________
(*)  Filed herewith electronically.